UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): March 14, 2011 (December 31, 2010)
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 5, 2011, Dollar Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report that its indirect wholly-owned subsidiary, Dollar Financial U.K. Limited, had completed its acquisition (the “Acquisition”) of all of the outstanding capital stock of Sefina Finance AB (“Sefina”) pursuant to a share purchase agreement dated December 2, 2010 with NSF Nordic Special Finance AB, a copy of which was filed as Exhibit 2.1 to the Form 8-K. Pursuant to Item 9.01 of Form 8-K, the Company indicated that it would file certain financial information under Item 9.01 no later than the date required. This amendment to the Form 8-K is filed to provide the required financial information and to amend the language of Sections (a), (b) and (d) of Item 9.01 of the Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired
     The audited consolidated financial statements of Sefina and its subsidiaries as of and for the year ended December 31, 2010 are filed herewith as Exhibit 99.1.
(b) Pro forma financial information
     The unaudited pro forma condensed consolidating financial statements of the Company and its subsidiaries and Sefina and its subsidiaries, after giving effect to the Acquisition, are filed herewith as Exhibit 99.2.
(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Audited consolidated financial statements of Sefina Finance AB and its subsidiaries as of and for the year ended December 31, 2010.

99.2	Unaudited pro forma consolidating financial statements as of and for the fiscal year ended June 30, 2010 and for the six months ended December 31, 2010.

23.1	Consent of KPMG AB

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: March 14, 2011	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance and Corporate Controller

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Audited consolidated financial statements of Sefina Finance AB and its subsidiaries as of and for the year ended December 31, 2010.

99.2	Unaudited pro forma consolidating financial statements as of and for the fiscal year ended June 30, 2010 and for the six months ended December 31, 2010.

23.1	Consent of KPMG AB